Exhibit (c)(2)
Presentation to the Special Committee of the Board of Directors Regarding: Project ITHACA Private and Confidential September 18, 2009

GENERAL INFORMATION AND LIMITATIONS This presentation, and the oral or video presentation that supplements it, have been developed by and are proprietary to Sandler O’Neill & Partners, L.P. and were prepared exclusively for the benefit and internal use of the recipient. Neither the printed presentation nor the oral or video presentation that supplements it, nor any of their contents, may be reproduced, distributed or used for any other purpose without the prior written consent of Sandler O’Neill & Partners, L.P. The analyses contained herein rely upon information obtained from the recipient or from public sources, the accuracy of which has not been verified, and cannot be assured, by Sandler O’Neill & Partners, L.P. Moreover, many of the projections and financial analyses herein are based on estimated financial performance prepared by or in consultation with the recipient and are intended only to suggest reasonable ranges of results. Finally, the printed presentation is incomplete without the oral or video presentation that supplements it. Sandler O’Neill & Partners, L.P. prohibits employees from offering, directly or indirectly, favorable research, a specific rating or a specific price target, or offering or threatening to change research, a rating or a price target to a company as consideration or inducement for the receipt of business or compensation. The Firm also prohibits research analysts from being compensated for their involvement in, or based upon, specific investment banking transactions. Sandler O’Neill & Partners, L.P. is a limited partnership, the sole general partner of which is Sandler O’Neill & Partners Corp., a New York corporation. Sandler O’Neill & Partners, L.P. is a registered broker-dealer and a member of the Financial Industry Regulatory Authority. Sandler O’Neill Mortgage Finance Corp. is a indirect subsidiary of Sandler O’Neill & Partners Corp. This material is protected under applicable copyright laws and does not carry any rights of publication or disclosure.

Table of Contents I. Transaction Overview II. ITHACA Overview and Financial Performance III. Valuation Analysis 3

I. Transaction Overview

Transaction Overview Form of Consideration: 100% cash Offer Price: $65.00 per share; approximately $1,059.9 million in aggregate Transaction Structure: Tender offer followed by short form merger Restricted shares are expected to fully vest, with the holder entitled to Restricted Share and Option Treatment: receive cash equal to the Offer Price; stock options are expected to be cashed out at closing Conditions to Closing: At least a majority of the outstanding shares not owned by Parent shall have been tendered pursuant to the Offer No change in Recommendation by the Special Committee or Company Board [Governmental approvals] Expected Closing: Fourth quarter 2009 Based on draft Agreement and Plan of Merger, dated September 18, 2009 5

Transaction Overview

Implied Transaction Multiples

(Dollars in millions, except per share data)

Price Per Share		Price on 09/04/09 $50.07	Original FOSTERS Proposal $60.00	$65.00
Market Premiums: [1]				
Premium to 09/04/09 Closing Price		0.0%	19.8%	29.8%
Premium to 1-Week Prior of $50.11		(0.1%)	19.7%	29.7%
Premium to 1-Month Prior of $46.55		7.6%	28.9%	39.6%
Premium to 52-Week High of $54.31		(7.8%)	10.5%	19.7%
Premium to 52-Week Low of $31.55		58.7%	90.2%	106.1%
Value of Common Shares Outstanding [2]		$2,925.4	$3,505.5	$3,797.6
Value of Foreign Restricted Shares [3]		10.2	12.3	13.3
Value of Outstanding Stock Options [4]		3.3	4.4	5.0
Aggregate Equity Value		2,938.9	3,522.2	3,815.9
Total Debt		489.3	489.3	489.3
Preferred Stock		77.2	77.2	77.2
Total Enterprise Value		$3,505.5	$4,088.8	$4,382.4
Value of the Minority Shares [5]		$816.0	$978.2	$1,059.9
Stock Price as a Multiple of:				
LTM 6/30/09 Op. EPS	$2.73	18.3x	22.0x	23.8x
Est. EPS 2009 (Mean Street Est.)	$3.89	12.9x	15.4x	16.7x
Est. EPS 2009 (Management Case Op. EPS) [6]	$4.27	11.7x	14.1x	15.2x
Est. EPS 2009 (Management Case with Capital Gains) [6]	$5.14	9.7x	11.7x	12.6x
Est. EPS 2010 (Mean Street Est.)	$3.22	15.6x	18.7x	20.2x
Est. EPS 2010 (Management Case Op. EPS) [6]	$4.48	11.2x	13.4x	14.5x
Est. EPS 2010 (Management Case with Capital Gains) [6]	$6.36	7.9x	9.4x	10.2x
6/30/09 Book Value Per Share	$51.90	0.96x	1.16x	1.25x
Adjusted Book Value Per Share [7]	$57.43	0.87x	1.04x	1.13x
Management Estimate for 09/30/09 Book Value	$58.47	0.86x	1.03x	1.11x
Common Equity Value as a Multiple of:				
Aggregate 6/30/09 Book Value	$3,061.1	0.96x	1.15x	1.25x

Notes:
(1) Based on closing price on initial offer date of 09/04/09
(2) Based on 58.425 million common shares and U.S. restricted shares outstanding
(3) Based on 0.204 million foreign restricted shares outstanding as of 09/10/09
(4) Based on stock options outstanding of 0.082 million with an exercise price of $18.00, 0.006 million with and exercise price of $19.65, 0.003 million with an exercise price of $20.90, 0.008 million with an exercise price of $24.74 and 0.010 million with an exercise price of $24.04 as of 06/30/09
(5) Based on current FOSTERS ownership of 42.399 million ITHACA shares
(6) As calculated by Sandler O'Neill per management projections
(7) Reflects pre-tax realized gains of $101 million and unrealized gains of $396 million through 09/11/09

Source: Company filings, ITHACA management

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II. ITHACA Overview and Financial Performance

ITHACA Overview and Financial Performance ITHACA Stock Price Performance: June 14, 2001 – September 4, 2009 $60.00 Since IPO 3-Year YTD High $54.31 $54.31 $54.31 Date 2/12/09 2/12/09 2/12/09 $50.07 Low $11.29 $30.72 $36.47 $50.00 Date 9/21/01 9/6/06 3/16/09 Average $27.98 $39.57 $43.67 CAGR 13.2% 18.0% (4.9%) $40.00 Vol. Weighted Avg. Since IPO Stock Price: $30.78 $30.00 Avg. Stock Price Since IPO: $27.98 $20.00 $10.00 06/14/01 08/17/02 10/20/03 12/22/04 02/24/06 04/29/07 07/01/08 09/04/09 09/03/09 Note: “CAGR” is compound annual growth rate Source: SNL Financial 8

ITHACA Overview and Financial Performance 3-Year Relative Stock Price Performance through September 4, 2009 ITHACA Everest Re TransAtlantic Reinsurance Composite S&P 500 200% 190% % Change CAGR ITHACA 64.2% 18.0% 180% Everest Re Group (10.3%) (3.6%) TransAtlantic Holdings (19.6%) (7.0%) 170% 64.2% Reinsurance Composite 8.0% 2.6% 160% S&P 500 (22.5%) (7.7%) 150% 140% 130% 120% 110% 8.0% 100% 90% (10.3%) (19.6%) 80% (22.5%) 70% 60% 50% 40% 09/01/06 01/01/07 05/03/07 09/02/07 01/02/08 05/03/08 09/02/08 01/02/09 05/04/09 09/03/09 09/04/09 Notes: “CAGR” is compound annual growth rate Reinsurance Composite includes ACGL, AHL, AWH, AXS, ENH, MXGL, PRE and PTP Source: SNL Financial 9

ITHACA Overview and Financial Performance 1-Year Relative Stock Price Performance through September 4, 2009 ITHACA Everest Re TransAtlantic Reinsurance Composite S&P 500 150% % Change ITHACA 29.1% 140% Everest Re Group (16.4%) TransAtlantic Holdings 4.9% 130% 29.1% Reinsurance Composite (1.5%) S&P 500 (17.8%) 120% 110% 4.9% 100% (1.5%) 90% (16.4%) 80% (17.8%) 70% 60% 50% 40% 09/04/08 10/26/08 12/17/08 02/07/09 03/31/09 05/22/09 07/13/09 09/03/09 09/04/09 Notes: Reinsurance Composite includes ACGL, AHL, AWH, AXS, ENH, MXGL, PRE and PTP Source: SNL Financial 10

ITHACA Overview and Financial Performance 1-Year Trading Activity at Various Prices through September 4, 2009 25% Trad ing Volume 22.8% 22.1% Aggregate (000s) 65,581 Average Daily Trading Volume (000s) 258 Volume Weighted Average Price $42.42 20% 15% 13.3% 10.9% 10% 8.6% 5.8% 4.9% 5% 4.2% 3.6% 2.7% 0.7% 0.5% 0% $32 — $34 $34 — $36 $36 — $38 $38 — $40 $40 — $42 $42 — $44 $44 — $46 $46 — $48 $48 — $50 $50 — $52 $52 — $54 >$54 Source: SNL Financial 11

ITHACA Overview and Financial Performance Stock Price and Volume Data Since September 4, 2009 Volume Price Weighted (1) Date High Low Close Volume Price ITHACA 09/08/09 $63.10 $61.82 $62.98 2,544,535 $62.37 09/09/09 62.63 62.15 62.40 1,062,235 62.43 09/10/09 62.49 62.01 62.49 1,034,226 62.20 09/11/09 62.36 62.09 62.23 399,556 62.19 09/14/09 62.71 61.93 62.18 304,821 62.13 09/15/09 62.40 62.01 62.21 186,886 62.24 09/16/09 62.66 61.93 62.65 227,909 62.35 09/17/09 62.68 62.37 62.49 236,378 62.54 Average / Total $62.46 5,996,546 $62.31 FOSTERS 09/08/09 $347.64 $338.70 $341.47 102,125 $343.72 09/09/09 343.62 338.44 339.80 62,227 340.77 09/10/09 345.05 336.51 343.85 36,850 342.23 09/11/09 346.75 342.38 343.88 79,372 345.30 09/14/09 370.40 342.69 363.76 242,363 356.83 09/15/09 362.77 353.88 360.00 59,625 358.39 09/16/09 370.00 363.30 370.00 74,086 366.20 09/17/09 374.44 366.77 369.94 53,381 370.22 Average / Total $346.55 710,029 $352.96 Notes: (1) New York Stock Exchange composite trading volume only Source: Bloomberg 12

ITHACA Overview and Financial Performance ITHACA 3-Year Historical Price to Trailing Book Value through September 4, 2009 Price to T railing Book Value 1.60x 3-Year Histor y High (06/19/07) 1.55x Low (03/16/09) 0.80x 1.50x Current (09/04/09) 0.96x A ver ages 3-year 1.14x 1.40x 2-year 1.02x 1-year 0.96x 1.30x 1.20x 3-Year Avg. Price / Trailing Book: 1.14x 1.10x 1.00x 0.96x 0.90x 0.80x 0.70x 09/01/06 01/01/07 05/03/07 09/02/07 01/02/08 05/03/08 09/02/08 01/02/09 05/04/09 09/04/09 09/03/09 Notes: Reinsurance Composite includes ACGL, AHL, AWH, AXS, ENH, MXGL, PRE and PTP Source: SNL Financial 13

ITHACA Overview and Financial Performance 3-Year Historical Price to Trailing Book Value through September 4, 2009 ITHACA Everest Re TransAtlantic Reinsurance Composite 1.70x Current 3-Year Avg. ITHACA 0.96x 1.14x Everest Re 0.93x 1.08x 1.50x TransAtlantic Holdings 0.93x 1.22x Reinsurance Composite 0.97x 1.16x 1.30x 1.10x 0.90x 0.70x 0.50x 09/01/06 01/01/07 05/03/07 09/02/07 01/02/08 05/03/08 09/02/08 01/02/09 05/04/09 09/03/09 09/04/09 Notes: Reinsurance Composite includes ACGL, AHL, AWH, AXS, ENH, MXGL, PRE and PTP Source: SNL Financial 14

ITHACA Overview and Financial Performance

Growth in Book Value per Share Comparison

	Book Value per Share ("BVPS")							% Change BVPS Since		CAGR		
Company	2003	2004	2005	2006	2007	2008	06/30/09	12/03	12/08	1-Year	3-Year	5-Year
ITHACA	$20.87	$24.22	$22.31	$27.92	$36.78	$45.37	$51.90	148.7%	14.4%	27.8%	27.0%	21.3%
Direct Peers												
Everest Re Group Ltd.	56.84	66.09	64.04	78.53	90.43	80.77	91.13	60.3%	12.8%	0.9%	10.6%	10.6%
TransAtlantic Holdings Inc.	36.24	39.30	38.60	44.80	50.56	48.19	53.47	47.5	11.0	3.9	10.1	9.6
Reinsurance Composite												
Arch Capital Group Ltd.	25.52	31.03	33.82	43.97	55.12	51.36	60.76	138.1	18.3	5.7	18.6	21.0
Axis Capital Holdings Ltd.	18.48	21.20	20.23	26.09	32.69	29.08	28.72	55.4	(1.2)	(5.2)	11.6	NA
PartnerRe Ltd.	42.48	50.99	44.57	56.07	67.96	63.95	73.85	73.8	15.5	5.2	16.6	13.6
Allied World Assurance Co. Holdings Ltd.	38.83	41.58	28.20	35.26	42.53	46.05	51.78	33.4	12.4	14.8	NA	NA
Aspen Insurance Holdings Ltd.	18.17	20.79	18.81	21.92	27.08	28.10	30.36	67.1	8.0	4.7	14.4	NA
Endurance Specialty Holdings Ltd.	24.03	27.91	23.17	28.87	35.05	33.06	38.07	58.4	15.2	3.7	16.2	10.9
Platinum Underwriters Holdings Ltd.	24.79	26.30	23.22	28.33	34.04	34.58	37.89	52.8	9.6	8.5	15.0	10.2
Max Capital Group Ltd.	16.88	19.70	20.16	23.06	27.54	22.94	23.53	39.4	2.6	(8.3)	5.1	6.6
Mean								68.4%	11.1%	5.3%	15.4%	13.9%

Note:
"CAGR" is compound annual growth rate
Source: FactSet, Company Filings

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ITHACA Overview and Financial Performance Summary of Analyst Estimates (2) Price Target Report Full Year Estimates Implied Growth (1) Firm Recommendation Pre-Offer Post-Offer Date 2009 2010 ‘09E — ‘10E RBC Capital Markets Buy $56.00 $60.00 09/08/09 $4.00 $3.60 (10.0%) Keefe Bruyette & Woods Inc. Hold $52.00 $60.00 09/08/09 $3.95 $3.10 (21.5%) Fox-Pitt Kelton Cochran LLC Hold NA NA 09/14/09 $3.73 $2.95 (20.9%) Mean Analyst Estimates $54.00 $60.00 $3.89 $3.22 (17.4%) Median Analyst Estimates $54.00 $60.00 $3.95 $3.10 (21.5%) First Call Mean Estimates $54.00 $60.00 $3.57 $3.05 (14.5%) Consensus Trends Consensus Trends $4.00 Estimate 2009 E Op. EPS 2010 E Op. EPS $3.60 Share per $3.20 Earnings $2.80 Operating $2.40 Mean $2.00 03/07 05/07 07/07 09/07 11/07 01/08 03/08 05/08 07/08 09/08 11/08 01/09 03/09 05/09 07/09 09/09 Notes: Mean First Call estimates as of 09/17/09 (1) Analyst recommendations did not change after the offer announcement on 09/04/09 (2) FPK earnings estimated were updated after the announcement on September 4, 2009; full year 2009 decreased $0.22 and full year 2010 decreased $0.55 Source: FactSet, Bloomberg 16

ITHACA Overview and Financial Performance

Selected Comparative Financial Information

	GAAP Combined Ratio				Operating Return on Average Equity [1]			
Company	2006	2007	2008	YTD 06/30/09	2006	2007	2008	YTD 06/30/09
ITHACA	94.4%	95.5%	101.2%	96.5%	15.2%	10.4%	3.5%	9.9%
Direct Peers								
Everest Re Group Ltd.	89.7%	91.6%	95.6%	88.8%	18.1%	14.4%	10.4%	14.1%
TransAtlantic Holdings Inc.	96.0	95.3	98.5	94.3	15.6	15.3	11.8	14.2
Reinsurance Composite								
Arch Capital Group Ltd.	85.4	84.1	95.0	87.0	24.2	22.3	14.2	17.8
Axis Capital Hldgs Ltd.	77.3	75.3	89.8	83.4	24.4	22.0	8.7	14.8
PartnerRe Ltd.	84.4	80.4	94.1	85.3	19.6	20.4	10.9	15.3
Allied World Assurance Co. Holdings Ltd.	78.8	81.3	84.2	79.3	27.1	19.8	19.4	20.0
Aspen Insurance Holdings Ltd.	82.0	83.0	96.0	86.0	17.1	18.3	5.4	14.7
Endurance Specialty Holdings Ltd.	81.5	79.9	93.5	90.8	24.1	21.7	7.5	17.8
Platinum Underwriters Holdings Ltd.	83.6	81.0	91.9	78.5	19.4	18.6	11.0	18.1
Max Capital Group Ltd.	86.4	88.2	91.9	90.3	17.8	20.7	(10.3)	14.3
Other Reinsurance Companies								
RenaissanceRe Holdings Ltd.	54.7	59.3	79.0	49.4	30.3	21.5	5.9	22.0
Validus Holdings Ltd.	56.7	62.0	92.2	73.5	NA	26.2	8.5	20.7
Montpelier Re Holdings Ltd.	60.3	61.3	91.0	67.6	22.9	17.8	6.2	15.9
Argo Group International Holdings Ltd.	93.9	99.4	100.5	96.0	12.1	7.9	6.2	10.8
Flagstone Reinsurance Holdings Ltd.	47.6	72.8	89.4	74.3	20.6	15.1	(0.9)	21.0
Mean	77.2%	79.7%	92.2%	81.6%	21.0%	18.8%	7.7%	16.7%
Median	82.0	81.0	92.2	85.3	20.1	19.8	8.5	15.9

Notes:
(1) Operating income calculated as net income after taxes, less the net income attributable to noncontrolling interest, after-tax realized gains and extraordinary items net of related taxes

Source: SNL Financial, Company Filings

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ITHACA Overview and Financial Performance

Book Value Adjusted for Portfolio Appreciation and Realized Gains

(Dollars in millions, except per share data)

	As of 9/11/09		As of 6/30/09		Change In	
	Market Value	URA [1] Value	Market Value	URA [1] Value	Market Value	URA [1] Value
Fixed income securities, available for sale:						
United States government, government agencies and authorities	$152.6	$15.7	$146.4	$11.4	$0.0	$4.3
States, municipalities and political subdivisions	2,592.5	350.7	2,450.3	208.4	0.1	142.3
Foreign governments	871.9	57.6	840.4	49.9	0.0	7.7
All other corporate	394.6	78.1	450.4	81.7	(0.1)	(3.6)
Total fixed income securities, available for sale	4,011.7	502.2	3,887.5	351.4	124.2	150.8
Redeemable preferred stock, at fair value	0.1	0.0	0.1	0.0	0.0	0.0
Total common stocks, at fair value	2,141.7	401.2	1,928.8	155.6	0.2	245.6
Total common stocks, at equity	139.7	25.8	139.7	25.8	0.0	0.0
Short-term investments	297.2	(0.0)	546.3	(0.0)	(0.2)	0.0
Sub-Total	$6,590.3	$929.2	$6,502.4	$532.8	$124.1	$396.4
Mark-to-Market on Trading Securities	$544.8	$51.0	$575.4	$24.5	($30.5)	$26.5
Realized Gain/Loss on Disposal [2]						
Bonds	-	43.4	-	-	-	43.4
Common Stock	-	31.1	-	-	-	31.1
Short-term and Cash equivalents	-	-	-	-	-	0.0
Total MTM and Realized gains	$544.8	$125.5	$575.4	$24.5	($30.5)	$101.0
Total	**$7,135.2**	**$1,054.7**	**$7,077.8**	**$557.3**	**$93.6**	**$497.4**

Tax (@35%)	$174.1
Aggregate Book Value Change after Tax	$323.3
Per share Book Value Change	**$5.53**
6/30/09 Book Value Per Share	**$51.90**
Adj. 9/11/09 Book Value Per Share [3]	**$57.43**

Notes:
(1) "URA" is Unrealized Appreciation
(2) For the quarter to date through 09/11/09
(3) Does not reflect share buyback activity and net earnings since 06/60/09 other than realized gains and mark-to-market gains as shown above

Source: ITHACA management

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ITHACA Overview and Financial Performance

Common Shareholders' Equity Roll Forward

(Dollars and share counts in millions, except per share data)

		Common Shares Outstanding [1]	Per Share
Common Shareholders' Equity at 06/30/09	$3,061.1	59.0	$51.90
Increase in Unrealized Appreciation in Investments (through September 11th)	257.7		
Estimated Net Income Available to Common for the Third Quarter [2]	126.8		
Shares Repurchased During Third Quarter	(25.1)		
Estimated Third Quarter Common Dividends	(4.3)		
Estimated Common Shareholders' Equity at 09/30/09	$3,416.2	58.4	$58.47
Estimated Net Income Available to Common for the Fourth Quarter [3]	74.1		
Estimated Fourth Quarter Common Dividends	(4.3)		
Estimated Common Shareholders' Equity at 12/31/09	$3,485.9	58.4	$59.66

Notes:
(1) Includes U.S. restricted shares
(2) Reflects $10 million of additional pre-tax realized gains for the third quarter (as per management's projections) in addition to $101 million of pretax investment gains already realized through 09/11/09
(3) Reflects $30 million of additional pretax investment gains for the fourth quarter as per management's projections
Source: Company Filings, ITHACA management

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ITHACA Overview and Financial Performance

Summary of Historical Performance and Management Projections (1)

(Dollars in millions, except per share data)

	Historical			2009		Management Projections			
	2006	2007	2008	1H	2H	2009	2010	2011	2012
Net Premiums Written	$2,160.9	$2,089.4	$2,030.8	$938.8	$937.9	$1,876.7	$1,996.7	$2,125.4	$2,263.4
% Growth	*(6.1%)*	*(3.3%)*	*(2.8%)*			*(7.6%)*	*6.4%*	*6.4%*	*6.5%*
Combined Ratio	94.4%	95.5%	101.2%	96.5%	96.6%	96.5%	96.3%	95.9%	95.7%
Diluted EPS (2)	$6.91	$8.23	$8.50	$1.91	$3.22	$5.14	$6.36	$6.69	$7.00
Diluted Operating EPS (2)	3.73	3.32	1.46	2.38	1.86	4.27	4.48	4.75	5.01
Return on Average Equity (2)(3)	28.3%	25.9%	20.5%	7.9%	11.7%	9.9%	10.4%	9.9%	9.4%
Operating Return on Average Equity (2)(3)	15.2%	10.4%	3.5%	9.9%	6.7%	8.2%	7.3%	7.0%	6.7%
Book Value Per Share (2)	$27.92	$36.78	$45.37	$51.90	$58.39	$58.39	$64.49	$71.21	$78.25
Pre-tax Realized Gains	$356.7	$539.1	$692.3	($44.2)	$123.1	$78.9	$170.0	$175.0	$180.0

Notes:
(1) Data presented beginning in second half of 2009 does not reflect management's calculation of unrealized appreciation, realized gains and mark-to-market gains in the investment portfolio from 09/04/09 through 09/11/09; such calculation would increase book value by approximately $1.27 per share
(2) As calculated by Sandler O'Neill per management projections from 06/30/09 through year ended 12/31/2010
(3) Does not include the gain on the redemption of the preferred shares in the first half of 2009 and for the full year 2009
Source: Company Filings, ITHACA management

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III. Valuation Analysis

Valuation Analysis

Selected Market Statistics for Comparable Publicly-Traded Companies

(Dollar values in millions, except per share data)

Company	09/17/09 Price	% Change Since 09/04/09	52 wk Price High	52 wk Price Low	Mkt. Cap.	Price / EPS LTM	Price / EPS 2009 E [1]	Price / EPS 2010 E [1]	2009 E ROE [2]	Price / Tangible BVPS	Price / BVPS	Dividend Yield
ITHACA [3]	**$62.49**	**24.81%**	**$63.10**	**$31.55**	**$3,654.2**	**22.9x**	**16.1x**	**19.4x**	**8.6%**	**1.22x**	**1.20x**	**0.48%**
Based on 09/04/09 Closing Price	**$50.07**		**$54.31**	**$31.55**	**$2,927.9**	**18.3x**	**12.9x**	**15.6x**	**8.6%**	**0.98x**	**0.96x**	**0.60%**
Direct Peers												
Everest Re Group Ltd.	$85.56	0.88%	$95.00	$54.77	$5,206.7	10.0	7.9x	7.4x	11.9%	0.94x	0.94x	2.24%
TransAtlantic Holdings Inc.	50.54	2.10	70.62	26.16	3,354.6	8.9	7.7	7.5	11.8	0.95	0.95	1.58
			Mean			9.4x	7.8x	7.5x	11.9%	0.94x	0.94x	1.91%
			Median			9.4	7.8	7.5	11.9	0.94	0.94	1.91
Reinsurance Composite												
Arch Capital Group Ltd.	66.19	1.60	80.47	44.68	4,434.7	11.2	7.0	7.1	15.8	1.10	1.09	0.00
Axis Capital Hldgs Ltd.	29.41	(1.64)	36.00	17.27	4,187.1	11.1	6.9	6.7	11.8	0.84	0.83	2.70
PartnerRe Ltd.	74.40	1.86	76.96	47.70	4,327.6	7.1	7.2	7.7	14.2	1.13	1.02	2.53
Allied World Assurance Co. Holdings Ltd	46.06	(0.95)	46.99	21.00	2,282.9	5.8	5.5	6.1	15.9	0.95	0.83	1.55
Aspen Insurance Holdings Ltd.	26.28	1.04	32.42	13.53	2,182.3	15.5	6.6	7.0	13.9	0.84	0.83	2.27
Endurance Specialty Holdings Ltd.	34.42	(0.23)	36.00	19.32	1,965.5	9.5	5.8	6.5	14.8	0.94	0.86	2.89
Platinum Underwriters Holdings Ltd.	35.46	2.22	38.76	21.38	1,765.1	11.6	6.5	6.9	13.4	0.90	0.90	0.92
Max Capital Group Ltd.	21.32	4.82	31.00	9.56	1,206.4	NM	7.3	6.7	11.9	0.89	0.89	1.87
			Mean			10.3x	6.6x	6.8x	14.0%	0.95x	0.91x	1.84%
			Median			11.1	6.8	6.8	14.0	0.92	0.87	2.07
			Overall Mean			10.1x	6.8x	7.0x	13.5%	0.95x	0.91x	1.85%
			Overall Median			10.0	7.0	6.9	13.7	0.94	0.89	2.05

Notes:
(1) Mean First Call estimates as of 09/17/09
(2) Based on estimated 2009 operating earnings per share divided by 06/30/09 book value excluding AOCI
(3) ITHACA 2009 and 2010 estimates calculated as the arithmetic mean of the three Street estimates
Source: FactSet, Bloomberg

22

SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis

Imputed Valuation Based on Selected Publicly-Traded Companies

	ITHACA	Trading Multiples Mean	Trading Multiples Median	Imputed Valuation Mean	Imputed Valuation Median	With 25% Premium Mean	With 25% Premium Median
Direct Peers							
06/30/09 Book Value per Share	$51.90	0.94x	0.94x	$48.89	$48.89	$61.11	$61.11
Est. EPS 2009 (Mean Street Est.)	$3.89	7.8x	7.8x	$30.33	$30.33	$37.91	$37.91
Est. EPS 2009 (Management Case Op. EPS)	$4.27	7.8x	7.8x	$33.26	$33.26	$41.58	$41.58
Est. EPS 2009 (Management Case with Capital Gains)	$5.14	7.8x	7.8x	$40.04	$40.04	$50.05	$50.05
Est. EPS 2010 (Mean Street Est.)	$3.22	7.5x	7.5x	$24.06	$24.06	$30.08	$30.08
Est. EPS 2010 (Management Case Op. EPS)	$4.48	7.5x	7.5x	$33.51	$33.51	$41.89	$41.89
Est. EPS 2010 (Management Case with Capital Gains)	$6.36	7.5x	7.5x	$47.57	$47.57	$59.47	$59.47
Reinsurance Composite							
06/30/09 Book Value per Share	$51.90	0.91x	0.87x	$47.01	$45.36	$58.77	$56.70
Est. EPS 2009 (Mean Street Est.)	$3.89	6.6x	6.8x	$25.73	$26.31	$32.16	$32.89
Est. EPS 2009 (Management Case Op. EPS)	$4.27	6.6x	6.8x	$28.22	$28.86	$35.28	$36.07
Est. EPS 2009 (Management Case with Capital Gains)	$5.14	6.6x	6.8x	$33.97	$34.73	$42.46	$43.42
Est. EPS 2010 (Mean Street Est.)	$3.22	6.8x	6.8x	$21.97	$21.82	$27.46	$27.28
Est. EPS 2010 (Management Case Op. EPS)	$4.48	6.8x	6.8x	$30.59	$30.40	$38.24	$37.99
Est. EPS 2010 (Management Case with Capital Gains)	$6.36	6.8x	6.8x	$43.43	$43.15	$54.29	$53.94

23

SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis

Earnings Estimates for Comparable Publicly-Traded Companies

			YTD	Implied				Percentage Change			2008 -
	09/17/09	Analyst	Operating	2H 2009	Consensus Est. Operating EPS [1]			2008 -	2009 -	2010 -	2011
Company	Price	Coverage	EPS	Op. EPS	2009	2010	2011	2009	2010	2011	CAGR
ITHACA [2]	**$62.49**	**3**	**$2.38**	**$1.51**	**$3.89**	**$3.22**	**NA**	**167.1%**	**(17.4%)**	**NA**	**NA**
Based on Mean First Call Estimates			**$2.38**	**$1.19**	**$3.57**	**$3.05**	**NA**	**144.6%**	**(14.5%)**	**NA**	**NA**
Direct Peers											
Everest Re Group Ltd.	$85.56	10	$5.91	$4.94	$10.85	$11.52	$12.16	18.9%	6.2%	5.6%	10.0%
TransAtlantic Holdings Inc.	50.54	4	3.55	3.02	6.57	6.71	6.85	13.8	2.1	2.1	5.9
Reinsurance Composite											
Arch Capital Group Ltd.	66.19	13	5.31	4.12	9.42	9.34	9.36	13.6	(0.9)	0.2	4.1
Axis Capital Hldgs Ltd.	29.41	11	2.26	2.00	4.27	4.40	4.81	51.9	3.2	9.4	19.7
PartnerRe Ltd.	74.40	13	5.84	4.56	10.40	9.65	9.30	23.3	(7.2)	(3.7)	3.3
Allied World Assurance Co. Holdings Ltd.	46.06	6	4.89	3.48	8.37	7.54	7.27	(6.0)	(9.9)	(3.6)	(6.5)
Aspen Insurance Holdings Ltd.	26.28	5	2.48	1.49	3.97	3.77	4.53	124.1	(5.1)	20.1	36.7
Endurance Specialty Holdings Ltd.	34.42	8	3.51	2.38	5.89	5.29	5.67	84.7	(10.3)	7.3	21.1
Platinum Underwriters Holdings Ltd.	35.46	7	3.10	2.34	5.44	5.15	5.09	48.1	(5.4)	(1.2)	11.4
Max Capital Group Ltd.	21.32	5	1.65	1.26	2.91	3.20	4.18	NM	9.7	30.6	NM
Other Reinsurance Companies											
RenaissanceRe Holdings Ltd.	53.48	9	5.70	2.74	8.44	7.91	8.21	173.3	(6.2)	3.8	38.5
Validus Holdings Ltd.	24.90	7	2.67	2.07	4.74	4.89	5.15	113.6	3.2	5.4	32.4
Montpelier Re Holdings Ltd.	16.11	5	1.35	0.94	2.29	2.32	2.50	108.9	1.5	7.8	31.7
Argo Group International Holdings Ltd.	35.94	6	2.44	1.97	4.41	4.71	4.78	58.2	6.7	1.5	19.7
Flagstone Reinsurance Holdings Ltd.	10.94	4	1.21	0.69	1.91	2.22	3.05	NM	16.5	37.3	NM
	Mean	8						63.6%	0.3%	8.2%	17.5%
	Median	7						51.9	1.5	5.4	19.7

Notes:
(1) Mean First Call estimates as of 09/17/09
(2) ITHACA 2009 and 2010 estimates calculated as the arithmetic mean of the three Street estimates
Source: FactSet

24

SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis After-Market Performance of Selected Reinsurance Initial Public Offerings Since 1996 IPO Price/ 0 9 /0 4/0 9 Price / IPO IPO 0 9 /0 4/0 9 CAGR Pro Forma T angib le Date Issuer Ticker Price Price Since IPO Tangible Book BVPS BVPS 07/24/07 Validus Holdings Ltd. VR $22.00 $24.10 4.40% 1.04x 0.91x 0.85x 05/24/07 Greenlight Capital Re, Ltd. GLRE 19.00 18.50 (1.16) 1.24 1.11 1.11 03/30/07 Flagstone Reinsurance Holdings Ltd. FSR 13.50 10.56 (9.59) 1.12 0.86 0.82 07/11/06 Allied World Assurance Co. Holdings Ltd. AWH 34.00 46.50 10.44 1.15 0.96 0.84 12/03/03 Aspen Insurance Holdings Ltd. AHL 22.50 26.01 2.55 1.27 0.83 0.82 07/01/03 Axis Capital Hldgs Ltd. AXS 22.00 29.90 5.09 1.44 0.86 0.84 02/27/03 Endurance Specialty Holdings Ltd. ENH 23.00 34.50 6.41 1.05 0.95 0.86 10/28/02 Platinum Underwriters Holdings Ltd. PTP 22.50 34.69 6.52 1.06 0.88 0.88 10/09/02 Montpelier Re Holdings Ltd. MRH 20.00 16.04 (3.14) 1.13 0.87 0.87 08/13/01 Max Capital Group Ltd. MXGL 16.00 20.34 3.02 1.10 0.84 0.84 03/07/96 IPC Holdings Ltd. IPCR 22.00 30.74 2.51 1.51 0.86 0.86 Mean 2 .4 5% 1 .16 x 0 .9 1x 0.8 7 x Median 3 .7 1 1 .12 0 .8 8 0.8 5 06 /1 3/01 IT HACA $ 18 .0 0 $5 0.0 7 13 .2 3% 1 .32 x 0 .9 8x 0.9 7 x Source: FactSet, Company Filings 25

Valuation Analysis

Selected Publicly-Traded Property / Casualty Acquisitions

(Dollar values in millions, except per share data)

Annoc. Date	Acquiror	Target	Consideration	Deal Price	Equity Value	Enterprise Value	GAAP Price/ LTM Net Op Inc	Price/ Est. EPS (1)	Book Value
07/09/09	Validus Holdings, Ltd.	IPC Holdings, Ltd.	25% Cash / 75% Stock	$29.48	$1,665.1	$1,665.1	11.0x	7.1x	0.90x
07/04/09	PartnerRe Ltd.	Paris Re Holdings Limited	Stock	19.38	2,010.0	2,010.0	9.3	8.3	0.98
06/22/09	Tower Group	Specialty Underwriters' Alliance	Stock	6.72	108.0	108.0	19.5	26.9	0.78
07/23/08	Tokio Marine Holdings	Philadelphia Consolidated Holdings	Cash	61.50	4,722.3	4,722.3	15.9	16.5	2.96
06/30/08	Allied World Assurance	Darwin Professional Underwriters	Cash	32.00	552.1	557.1	13.2	12.7	2.05
04/23/08	Liberty Mutual	Safeco Corp.	Cash	68.25	6,182.0	6,886.0	10.1	11.6	1.82
03/13/08	Pallisades Safety and Insurance	National Atlantic	Cash	6.25	72.7	72.7	NM	6.9	0.50
02/20/08	Meadowbrook	ProCentury	50% Cash / 50% Stock	20.00	273.4	303.1	11.4	11.4	1.70
01/11/08	Employers Holdings	AmCOMP	Cash	12.50	195.6	232.5	10.9	11.5	1.26
01/03/08	QBE Insurance Group	North Pointe Insurance	Cash	16.00	146.0	202.5	23.0	17.8	1.55
10/31/07	MAPFRE	Commerce Group	Cash	36.70	2,250.3	2,549.1	10.9	13.0	1.68
10/17/07	Munich Re	Midland Co.	Cash	65.00	1,324.7	1,422.9	16.7	16.0	2.16
10/16/07	The Doctors Company	SCPIE	Cash	28.00	293.1	293.1	19.8	NA	1.37
09/21/07	Rockhill	RTW	Cash	12.45	67.6	67.6	29.8	NA	1.29
06/25/07	The Hanover Insurance Group	Professionals Direct, Inc.	Cash	69.61	23.2	29.5	16.8	NA	1.81
06/11/07	DE Shaw	James River	Cash	34.50	573.2	631.5	15.0	13.6	2.57
05/07/07	Liberty Mutual	Ohio Casualty	Cash	44.00	2,745.8	2,945.3	13.4	15.0	1.72
03/01/07	Zurich Financial Services	Bristol West	Cash	22.50	701.6	801.6	16.7	15.2	1.97
12/04/06	Elara Holdings	Direct General	Cash	21.25	433.7	630.0	14.3	14.3	1.67
11/01/06	American European Group	Merchants Group	Cash	33.00	70.8	70.8	12.5	NA	0.89
08/04/06	Delek Group	Republic Companies	Cash	20.40	294.5	346.0	14.7	11.2	1.79
02/28/05	ProAssurance Corporation	NCRIC Group, Inc.	Stock	10.10	70.1	85.1	NM	11.9	0.97
10/14/04	United National Group	Penn-America Group (2)	36% Cash / 64% Stock	15.38	218.8	248.8	11.7	14.4	1.63
						Mean	15.1x	13.4x	1.57x
						Median	14.3	13.0	1.67

Notes:
(1) Mean consensus estimates for the full year period for the year of announcement, as reported on the day prior to announcement
(2) Two-tier consideration paid by United National: $15.375 per each public share outstanding plus $13.39 per share for 4.8 million shares held by Penn Independent Corporation, a privately owned insurance broker

Source: SNL Financial, A.M. Best, Highline Data, Company Filings

26

SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis

Market Premiums Paid on Selected Property / Casualty Acquisitions

(Dollar values in millions, except per share data)

Annoc. Date	Acquiror	Target	Deal Price	Equity Value	Market Premium 1-Day	Market Premium 30-Day
07/09/09	Validus Holdings, Ltd. (1)	IPC Holdings, Ltd.	$29.48	$1,649.5	16.0%	7.6%
07/04/09	PartnerRe Ltd.	Paris Re Holdings Limited	19.38	1,562.4	57.6	56.7
06/22/09	Tower Group	Specialty Underwriters' Alliance	6.72	108.0	69.7	91.5
07/23/08	Tokio Marine Holdings	Philadelphia Consolidated Holdings	61.50	4,722.3	73.0	77.1
06/30/08	Allied World Assurance	Darwin Professional Underwriters	32.00	552.1	6.0	12.5
04/23/08	Liberty Mutual	Safeco Corp.	68.25	6,139.1	50.9	54.9
03/13/08	Pallisades Safety and Insurance	National Atlantic	6.25	69.7	14.5	13.0
02/20/08	Meadowbrook	ProCentury	20.00	273.4	30.0	37.4
01/11/08	Employers Holdings	AmCOMP	12.50	195.6	42.9	27.6
01/03/08	QBE Insurance Group	North Pointe Insurance	16.00	146.0	51.2	51.2
10/31/07	MAPFRE	Commerce Group	36.70	2,250.3	17.9	24.5
10/17/07	Munich Re	Midland Co.	65.00	1,324.7	13.5	20.0
10/16/07	The Doctors Company	SCPIE	28.00	293.1	26.8	37.9
09/21/07	Rockhill	RTW	12.45	67.6	50.9	69.2
06/25/07	The Hanover Insurance Group	Professionals Direct, Inc.	69.61	23.2	55.0	82.0
06/11/07	DE Shaw	James River	34.50	573.2	(1.9)	0.4
05/07/07	Liberty Mutual	Ohio Casualty	44.00	2,745.8	32.1	43.9
03/01/07	Zurich Financial Services	Bristol West	22.50	701.6	38.5	34.1
12/04/06	Elara Holdings	Direct General	21.25	433.7	30.8	42.0
11/01/06	American European Group	Merchants Group	33.00	70.8	8.6	10.0
08/04/06	Delek Group	Republic Companies	20.40	294.5	34.0	16.5
02/28/05	ProAssurance Corporation	NCRIC Group, Inc.	10.10	69.6	(7.9)	(8.0)
10/14/04	United National Group	Penn-America Group	15.38	218.8	24.3	13.9
			Mean		31.2%	35.1%
			Median		30.8	34.1

Notes:
(1) Market premiums based on initial announcement of Max Capital Group and IPC Holdings merger on 06/02/09
Source: SNL Financial, FactSet, Company Filings

27

SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis Imputed Valuation Based on Selected Property / Casualty Acquisitions Tr ans ac tion Im puted Multiples Valuation ITHA CA Mean Median Mean Median GAAP Multiples LTM Net Operating Income $2.73 15.1x 14.3x $41.14 $39.09 Est. EPS 2009 (Mean Street Est.) $3.89 13.4x 13.0x $52.29 $50.49 Est. EPS 2009 (Management Case Op. EPS) $4.27 13.4x 13.0x $57.34 $55.37 Est. EPS 2009 (Management Case with Capital Gains) $5.14 13.4x 13.0x $69.03 $66.66 06/30/09 Book Value per Share $51.90 1.57x 1.67x $81.24 $86.44 (1) Market Premiums 1-Day Prior $50.07 31.2% 30.8% $65.71 $65.48 30-Day Prior $46.55 35.1% 34.1% $62.91 $62.42 Notes: (1) Market premiums based on initial announcement date of 09/04/09 28

Valuation Analysis Selected Financial Services Acquisitions Since 2006 (1) (Dollar values in millions, except per share data) Annoc. Deal Market Premium Da te Acquiror Seller Industry Consid eration Va lue 1 -Day 30 -Day 01/08/09 TD Ameritrade Holding Corp. thinkorswim Group Inc. Broker/Dealer Cash 32%/ 68% Stock $581.2 41.8% 45.6% 10/13/08 Banco Santander S.A. Sovereign Bancorp Inc. Bank Common Stock 1,909.9 (61.2) 16.9 08/18/08 Mitsubishi UFJ Finl Grp Inc UnionBanCal Corp. Bank Cash 3,808.1 61.5 12.3 03/17/08 CME Group Inc NYMEX Holdings Inc. Broker/Dealer Cash 44%/ 56% Stock 9,467.1 0.0 3.4 01/11/08 Bank of America Corp. Countrywide Financial Corp. Bank Common Stock 4,145.3 (36.8) 39.9 10/02/07 Toronto-Dominion Bank Commerce Bancorp Inc. Bank Cash 27%/ 73% Stock 9,157.3 15.4 9.3 09/05/07 Royal Bank of Canada Alabama National BanCorp. Bank Cash 51%/ 49% Stock 1,670.3 58.0 51.6 08/15/07 Fifth Third Bancorp First Charter Corp. Bank Cash 30%/ 70% Stock 1,088.6 57.4 55.9 07/26/07 KeyCorp U.S.B. Holding Co. Bank Cash 46%/ 54% Stock 586.3 32.0 55.0 07/19/07 PNC Financial Services Group Sterling Financial Corp. Bank Cash 42%/ 58% Stock 559.9 84.4 76.6 07/18/07 M&T Bank Corp. Partners Trust Financial Bank Cash 51%/ 49% Stock 555.8 15.1 24.4 07/08/07 Marshall & Ilsley Corp. First Indiana Corp. Bank Cash 540.1 53.5 44.3 06/26/07 People’s United Financial Inc. Chittenden Corp. Thrift Cash 58%/ 42% Stock 1,753.2 26.9 31.5 06/19/07 Madison Dearborn Partners LLC Nuveen Investments Asset Manager Cash 5,759.7 20.3 19.1 05/30/07 Wachovia Corp. A.G. Edwards Inc. Bank Cash 42%/ 58% Stock 6,936.3 23.4 18.2 05/04/07 Wells Fargo & Co. Greater Bay Bancorp Bank Common Stock 1,476.9 7.1 7.7 04/30/07 Deutsche Boerse AG ISE Holdings, Inc. Broker/Dealer Cash 2,777.6 38.3 45.9 04/30/07 National City Corp. MAF Bancorp Inc. Bank Common Stock 1,918.4 35.5 35.7 04/30/07 Susquehanna Bancshares Inc. Community Banks Inc. Bank Cash 14%/ 86% Stock 851.8 41.5 35.5 04/20/07 Fortress Invt Grp Interpool Inc. Asset Manager Cash 807.2 10.5 6.9 02/04/07 State Street Corp. Investors Financial Services Bank Cash 4%/ 96% Stock 4,493.6 52.3 38.9 01/29/07 Merrill Lynch & Co. First Republic Bank Broker/Dealer Cash 50%/ 50% Stock 1,784.3 40.7 42.8 01/09/07 Wells Fargo & Co. Placer Sierra Bancshares Bank Common Stock 644.7 18.0 19.4 12/20/06 Huntington Bancshares Inc. Sky Financial Group Inc. Bank Cash 11%/ 89% Stock 3,592.1 20.0 24.5 11/19/06 Toronto-Dominion Bank TD Banknorth Inc. Bank Cash 3,200.6 7.8 6.5 11/01/06 Rabobank Nederland Mid-State Bancshares Bank Cash 850.4 35.2 21.2 10/08/06 PNC Financial Services Group Mercantile Bankshares Corp. Bank Cash 36%/ 64% Stock 6,027.1 28.5 27.8 08/08/06 Morgan Stanley Saxon Capital Inc. Broker/Dealer Cash 706.1 25.2 23.9 07/26/06 National City Corp. Fidelity Bankshares Inc. Bank Cash 51%/ 49% Stock 1,038.4 25.9 13.5 07/10/06 National City Corp. Harbor Florida Bancshares Inc. Bank Common Stock 1,104.1 23.5 20.8 06/26/06 Citizens Banking Corp. Republic Bancorp Inc. Bank Cash 15%/ 85% Stock 1,033.5 24.4 29.0 06/12/06 Banco Bilbao Vizcaya Argent SA Texas Regional Bancshares Inc. Bank Cash 2,164.6 38.9 14.1 04/23/06 Washington Mutual Inc. Commercial Capital Bancorp Thrift Cash 993.2 10.0 13.6 Mean 2 6.5% 28 .2 % Med ia n 2 5.9 24 .4 Notes: (1) Includes bank, thrift, asset manager, broker / dealer and specialty finance transactions with announced deal value between $500 million and $10 billion since January 1, 2006; excludes the distressed PNC Financial / National City and JPMorgan / Bear Stearns transactions Source: SNL Financial, FactSet, Company Filings 29

Valuation Analysis Imputed Valuation Based on Selected Financial Services Acquisitions Since 2006 (Dollar values in millions, except per share data) Tr ans action Im puted Multiples Valuation ITHA CA Mean Median Mean Median (1) Market Premiums 1-Day Prior $50.07 26.5% 25.9% $63.35 $63.02 30-Day Prior $46.55 28.2% 24.4% $59.69 $57.90 Notes: (1) Market premiums based on initial announcement date of 09/04/09 30

Valuation Analysis

Selected Insurance Minority Buy-In Acquisitions (1)

(Dollar values in millions, except per share data)

Annoc. Date	Acquiror	Target	% Ownership Pre-Deal	% Ownership Post-Deal	Deal Value	Initial Offer Price	Initial Offer Date	Deal Price	Merger Agreement Date	% Change from Initial Offer	% Premium to Initial Offer 1-Day	% Premium to Initial Offer 30-Day
12/01/2008	Fairfax Financial Holdings	Northbridge Financial Corp.	63.1%	100.0%	$668.0	$36.00	11/13/08	$39.00	12/01/08	8.3%	28.9%	37.0%
03/10/2008	Nationwide Mutual	Nationwide Financial Services	66.5	100.0	2,478.9	47.20	03/07/08	52.25	08/06/08	10.7	38.0	18.9
07/17/2007	Alfa Mutual	Alfa Corp	54.1	100.0	856.4	17.60	07/17/07	22.00	11/04/07	25.0	44.7	29.8
02/22/2007	American Financial Group Inc	Great American Financial	81.0	100.0	235.6	23.50	02/22/07	24.50	05/17/07	4.3	13.2	11.8
01/24/2007	AIG	21st Century Insurance Co	60.7	100.0	811.1	19.75	01/24/07	22.00	05/15/07	11.4	32.6	24.9
03/21/2006	Erie Indemnity Co	Erie Family Life Insurance	75.1 (2)	100.0	75.2	32.00	03/21/06	32.00	03/21/06	0.0	17.2	13.3
03/18/2002	ProAssurance Corp	Meemic Holdings Inc	84.0	100.0	35.4	28.00	03/15/02	29.00	07/09/02	3.6	11.5	36.1
08/30/2000	AXA-UAP SA (3)	AXA Financial Inc	60.1	100.0	11,189.0	53.50	08/30/00	54.63	10/17/00	1.1	4.2	29.9
03/27/2000	Hartford Fin Svcs Group Inc	Hartford Life	81.5	100.0	1,304.1	44.00	03/27/00	50.50	05/18/00	14.8	18.6	42.7
03/21/2000	Citigroup Inc	Travelers Property Casualty	85.0	100.0	2,396.6	41.50	03/21/00	41.95	03/22/00	1.1	24.5	35.1
01/19/2000	Metropolitan Life Insurance Co	Conning Corp	60.4	100.0	95.4	10.50	01/14/00	12.50	03/09/00	19.0	30.7	48.1
		Mean	**73.5%**	**100.0%**						**11.4%**	**21.4%**	**26.4%**
		Median	**75.1**	**100.0**						**9.5**	**18.6**	**29.8**

Notes:
(1) Includes all U.S. insurance minority buy-ins with a transaction value greater than $25 million; consideration consisted of 100% cash in all transactions with the exception of the AXA / AXA Financial transaction
(2) Includes ownership held by Erie Insurance Exchange
(3) Consideration comprised of 65% cash and 35% stock
Source: Company Filings

31

SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis

Selected Other Industry Minority Buy-In Acquisitions (1)

(Dollar values in millions, except per share data)

Annoc. Date	Acquiror	Target	% Ownership Pre-Deal	% Ownership Post-Deal	Deal Value ($mm)	Initial Offer Price	Initial Offer Date	Deal Price	Merger Agreement Date	% Change from Initial Offer	% Premium to Initial Offer 1-Day	% Premium to Initial Offer 30-Day
08/12/2008	Bank of Tokyo-Mitsubishi UFJ	UnionBanCal Corp.	65.4%	100.0%	$3,662.2	$63.00	08/12/08	$73.50	08/18/08	16.7%	26.3%	85.6%
10/23/2007	Investor Group (Poole/Perry)	Waste Industries USA Inc.	51.0	100.0	376.2	36.75	10/22/07	38.00	12/17/07	3.4	33.5	32.8
07/12/2007	LVB Acquisition LLC (2)	Biomet Inc.	84.7	100.0	1,988.8	38.00	07/06/06	46.00	12/18/06	21.1	47.6	32.0
11/20/2006	Toronto-Dominion Bank	TD Banknorth Inc	59.8	100.0	3,188.5	32.00	08/02/06	32.33	10/20/06	1.0	6.1	7.2
10/09/2006	VNU NV	NetRatings Inc.	60.5	100.0	328.5	16.00	10/06/06	21.00	02/05/07	31.3	44.1	41.6
09/01/2005	IYG Holding Co.	7-Eleven Inc.	75.5	100.0	1,283.7	32.50	09/01/05	37.50	10/19/05	15.4	32.3	10.8
02/21/2005	Novartis AG	Eon labs Inc.	67.5	100.0	831.2	25.00	02/04/05	31.00	02/20/05	24.0	25.0	19.1
03/19/2003	E. I. du Pont de Nemours (EID)	DuPont Canada Inc.	76.0	100.0	315.8	20.50	02/26/03	21.00	03/19/03	2.4	12.4	(1.9)
02/19/2002	Sabre Holdings Corp.	Travelocity.com Inc.	70.0	100.0	490.9	23.00	02/19/02	28.00	03/05/02	21.7	8.1	2.0
10/10/2001	Toronto-Dominion Bank	TD Waterhouse Group Inc.	80.0	100.0	386.0	9.00	10/10/01	9.50	10/30/01	5.6	45.2	32.9
05/23/2001	Electronic Data Systems Corp.	Unigraphics Solutions Inc.	86.0	100.0	173.1	27.00	05/23/01	32.50	08/02/01	20.4	52.9	81.7
05/07/2001	BNP Paribas SA	BancWest Corp.	58.4	100.0	2,491.0	32.00	05/04/01	35.00	05/08/01	9.4	40.1	0.0
02/15/2001	Westfield America Trust	Westfield America Inc.	77.5	100.0	221.3	15.75	02/12/01	16.25	04/14/01	3.2	14.7	12.6
10/27/2000	Enron Corp.	Azurix Corp.	66.0	100.0	329.8	7.00	10/27/00	8.38	12/15/00	19.6	131.5	88.7
09/21/2000	Ford Motor Co.	Hertz Corp.	81.5	100.0	707.6	35.50	02/02/01	35.50	01/16/01	0.0	0.6	4.0
07/24/2000	Phoenix Home Life Mutual	Phoenix Investment Partners	58.0	100.0	433.9	12.50	07/24/00	15.75	09/11/00	26.0	45.7	59.5
03/17/2000	BP Amoco PLC	Vastar Resources Inc.	81.8	100.0	1,602.7	71.00	03/16/00	83.00	05/24/00	16.9	31.5	59.0
03/14/2000	Alcoa Inc. (3)	Howmet International Inc.	84.7	100.0	367.5	20.00	04/13/00	21.00	06/19/00	5.0	1.2	13.1
		Mean	**74.0%**	**100.0%**						**12.6%**	**31.8%**	**27.6%**
		Median	**72.8**	**100.0**						**12.4**	**31.9**	**16.1**

Notes:
(1) Includes selected U.S. all cash minority buy-in transactions with a transaction value between $250 million and $4 billion and where initial ownership was between 51% and 85%
(2) Merger agreement was further amended on 06/07/07
(3) Merger date labeled as date of expiration of tender offer; offer fully completed
Source: Company Filings

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SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis Imputed Valuation Based Market Premiums of Selected Minority Buy-In Acquisitions (1) Transaction Imputed Multiples Valuation IT HACA Mean Median Mean Median Selected Insurance Acq uisitions (1) 1-Day Prior Market Premium $50.07 21.4% 18.6% $60.80 $59.41 (1) 30-Day Prior Market Premium $46.55 26.4% 29.8% $58.86 $60.42 % Change from Initial Offer $60.00 11.4% 9.5% $66.84 $65.71 Selected Other Industry Acquisitions (1) 1-Day Prior Market Premium $50.07 31.8% 31.9% $66.00 $66.05 (1) 30-Day Prior Market Premium $46.55 27.6% 16.1% $59.38 $54.05 % Change from Initial Offer $60.00 12.6% 12.4% $67.55 $67.43 Notes: (1) Market premiums based on initial announcement date of 09/04/09 33

Valuation Analysis

Management Case [(1)]

(Dollar values in millions, except per share data)

	For 6 Months Ending 12/31/09	For Years Ending December 31, 2009	2010	2011	2012	2009 - 2012 CAGR / Average [(2)]
GAAP Net Income Available to Common	$189.3	$312.0	$373.5	$392.8	$411.4	*9.7%*
Growth %		*NM*	*19.7%*	*5.2%*	*4.7%*	
Operating Net Income Available to Common	$109.2	$252.7	$263.0	$279.1	$294.4	*5.2%*
Growth %		*NM*	*4.1%*	*6.1%*	*5.5%*	
Pre-tax Realized Gains	$123.1	$78.9	$170.0	$175.0	$180.0	
Pre-tax Investment Income	140.6	301.0	315.9	325.7	338.0	
Return on Average Equity [(3) (4)]	11.7%	9.9%	10.4%	9.9%	9.4%	*9.9%*
Operating Return on Average Equity [(3) (4)]	6.7%	8.2%	7.3%	7.0%	6.7%	*7.3%*
Diluted EPS [(3) (4)]	$3.22	$5.14	$6.36	$6.69	$7.00	*10.9%*
Diluted Operating EPS [(3)]	$1.86	$4.27	$4.48	$4.75	$5.01	*5.5%*
Total Common Equity [(3)]	$3,411.6	$3,411.6	$3,767.6	$4,160.4	$4,572.0	*10.3%* [(1)]
Growth %		*24.8%*	*10.4%*	*10.4%*	*9.9%*	
Common Equity per Share [(3)]	$58.39	$58.39	$64.49	$71.21	$78.25	*10.3%* [(1)]
Dividend Per Common Share	$0.15	$0.30	$0.31	$0.32	$0.32	*2.5%*
Average Basic Shares [(5)]	58.5	58.8	58.4	58.4	58.4	
Average Diluted Shares [(6)]	58.7	59.2	58.7	58.7	58.7	

Notes:
(1) Data presented beginning in second half of 2009 does not reflect management's calculation of unrealized appreciation, realized gains and mark-to-market gains in the investment portfolio from 09/04/09 through 09/11/09; such calculation would increase book value by approximately $1.27 per share; management case was adjusted to reflect dividends on common shares growing at 2.5% annually
(2) Compounded annual growth rates for total common equity and total common equity per share calculated from 12/31/09 through 12/31/12
(3) As calculated by Sandler O'Neill per management projections
(4) Does not include the gain on the redemption of the preferred shares for the full year 2009
(5) Excludes foreign restricted shares outstanding and stock options
(6) Reflects foreign restricted shares outstanding and stock options based on the treasury stock method
Source: Management projections

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SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis Management Case (Dollar values in millions, except per share data) PRESENT VA LU E PER SHA RE Terminal Multiple of 12/31/12 Book Value Per Share 1.00x 1.10x Dis count 10.0% $55.77 $61.34 Rate 11.0% 54.03 59.43 12.0% 52.36 57.59 TO TAL PRESENT VALU E PER SHA RE ( Including Pr es ent Value of Dividends ) Terminal Multiple of 12/31/12 Book Value Per Share 1.00x 1.10x Dis count 10.0% $56.65 $62.22 Rate 11.0% 54.90 60.29 12.0% 53.21 58.44 Notes: Data presented beginning in second half of 2009 does not reflect management’s calculation of unrealized appreciation, realized gains and mark-to-market gains in the investment portfolio from September 4th through September 11th; such calculation would increase book value by approximately $1.27 per share and would lead to an estimated increase in the “Total Present Value Per Share” of $0.88 at 1.00x and $0.97 at 1.10x book value assuming an 11% discount rate. Present value as of 7/1/2009 35

Valuation Analysis

Implied Present Value Based on Future Book Value Growth (1)

(3.5-Year Time Horizon)

Assumptions	
6/30/09 Book Value	$51.90
2012E Book Value Multiple	1.00x
Discount Rate	11%

Discount Rate	12/31/12E Book Value	Implied BVPS CAGR from 06/30/09	Assumed Market Multiple	Implied Future Stock Price at 1.00x BV in 12/31/12E	Present Value	Present Value of Future Dividends	Total Net Value (2)
11%	$66.85	7.5%	1.00 x	$66.85	$46.40	$0.87	$47.27
11%	$72.45	10.0%	1.00	$72.45	$50.28	$0.87	$51.15
11%	**$78.25**	**12.4%**	**1.00**	**$78.25**	**$54.31**	**$0.87**	**$55.18**
11%	$84.65	15.0%	1.00	$84.65	$58.75	$0.87	$59.62
11%	$98.24	20.0%	1.00	$98.24	$68.18	$0.87	$69.06

Notes:

* Shaded row indicates Management Projections and does not reflect management's calculation of unrealized appreciation, realized gains and mark-to-market gains in the investment portfolio from September 4th through September 11th

(1) Data presented beginning in second half of 2009 does not reflect management's calculation of unrealized appreciation, realized gains and mark-to-market gains in the investment portfolio from September 4th through September 11th; such calculation would increase book value by approximately $1.27 per share

(2) Per share Total Net Value does not reflect dilutive impact of options and foreign restricted shares

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SANDLER O'NEILL + PARTNERS, L.P.